Exhibit 10.12

AMENDMENT No. 1 TO LETTER OF INTENT

This Amendment No. 1 to the Letter of Intent (this “Amendment”), dated effective August 24, 2021 (the “Effective Date”), is by, between, and among DarkPulse, Inc., a Delaware corporation (the “Company”), TerraData Unmanned, PLLC, a Florida limited liability company (the “TerraData”), and Justin Dee, an individual (the “Shareholder”). The Company, TerraData, and the Shareholder will each be referred to individually as a “Party” and collectively as the “Parties.” Any capitalized terms not defined in this Amendment will have the meaning set forth in the Letter of Intent dated June 25, 2021 by and between the Company, RI, and the Shareholder (the “LOI”), attached hereto as Exhibit A.

RECITALS

WHEREAS, on June 25, 2021, the Company, TerraData, and the Shareholder entered into the LOI;

WHEREAS, pursuant to the LOI, the term of the LOI expires August 24, 2021; and

WHEREAS, the Parties wish to amend the LOI to extend the termination date of the LOI from August 24, 2021 to September 7, 2021.

THEREFORE, in consideration of the foregoing recitals, mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as set forth below.

AGREEMENT

1.                   Extension of Term. Pursuant to Section 14 of PART II of the LOI, Section 3(c) of PART II be and hereby is revised so, as amended, reads as follows:

(c)       The term of this Letter of Intent shall begin on the Effective Date and shall expire upon the earliest of (a) 11:59 p.m., Eastern Time, on September 7, 2021; (b) the execution of the Definitive Agreement; or (c) such later or earlier date and time as the Company and the Purchaser may agree in writing.

2.                   No Other Changes. Except as amended hereby, the LOI will continue to be, and will remain, in full force and effect. Except as provided herein, this Amendment will not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the LOI or (ii) to prejudice any right or rights which the Parties may now have or may have in the future under or in connection with the LOI or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time.

3.                   Authority; Binding on Successors. The Parties represent that they each have the authority to enter into this Amendment. This Amendment will be binding on, and will inure to the benefit of, the Parties to it and their respective heirs, legal representatives, successors, and assigns.

4.                   Governing Law and Venue. This Amendment and the rights and duties of the Parties hereto will be construed and determined in accordance with the terms of the LOI.

5.                   Incorporation by Reference. The terms of the LOI, except as amended by this Amendment, are incorporated herein by reference and will form a part of this Amendment as if set forth herein in their entirety.

6.                   Counterparts; Facsimile Execution. This Amendment may be executed in any number of counterparts and all such counterparts taken together will be deemed to constitute one instrument. Delivery of an executed counterpart of this Amendment by facsimile or email will be equally as effective as delivery of a manually executed counterpart of this Amendment.

[Signature Page to Follow]

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IN WITNESS WHEREOF, each of the undersigned has executed this Amendment the respective day and year set forth below:

COMPANY:	DARKPULSE, Inc.

Date: August 24, 2021	By	/s/ Dennis O’Leary
Dennis O’Leary, CEO

SHAREHOLDER:

Date: August 24, 2021	By	/s/ Justin Dee
Justin Dee, an Individual

RI:	TERRADATA UNMANNED, PLLC

Date: August 24, 2021	By	/s/ Justin Dee
Justin Dee, COO and Owner

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EXHIBIT A

Letter of Intent dated June 25, 2021

[See Attached]

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